                                                                    EXHIBIT 10C.

                                GATX Corporation
                                Deferred Fee Plan
                             As Amended and Restated
                               As of July 1, 1998

         1.       Purpose

                  The purpose of the Deferred Fee Plan (the "Plan") is to provide non-officer directors of GATX Corporation (the "Company") an opportunity to receive that portion of their annual retainer and meeting attendance fees paid in cash on a deferred basis, and to provide investment alternatives with respect thereto.

         2.       Definitions

                  Unless the context otherwise requires, the following words as used herein shall have the following meanings:

                  (a)      "Board" -- The Board of Directors of the Company.

                  (b) "Directors' Fees" -- The annual retainer and Board and committee meeting attendance fees paid to each non-officer director, a portion of which is to be paid in cash (the "Cash Portion"), and a portion of which is to be credited to an account established for each Director in units equal to the number of shares of GATX Corporation Common Stock which may be purchased with the amount so credited.

                  (c) "Participant" -- An eligible member of the Board who elects to participate in the Plan.

                  (d) "Deferred Fee" -- That part of the Cash Portion of the Directors' Fees elected to be deferred hereunder.

                  (e) "Quarterly Deferral Amount" -- The amount of the Deferred Fee that would otherwise be payable to a participating director each calendar quarter during the term hereof.

         3.       Eligibility

                  Each non-officer member of the Board shall be eligible to participate in the Plan.

         4.       Election of Deferred Compensation

                  Each eligible person elected as a director during a calendar year, may, prior to the beginning of the next calendar quarter, elect to defer all or any part of the Cash Portion of his or her Directors' Fees. Eligible directors may elect prior to the end of any calendar year to participate in the Plan with respect to Directors' Fees to be paid in the subsequent calendar year. Once a Participant has made an election to participate in the Plan, such participation shall continue from year to year thereafter until withdrawn or changed by submitting a completed election form before the beginning of any succeeding calendar year. Elections shall be irrevocable during each calendar year.

         5.       Manner of Electing Deferral

                  A Participant may elect to defer all or any part of the Cash Portion of his or her fees by giving written notice to the Administrator of the Plan on the form of election attached hereto as Exhibit A. Such notice shall include:

                  (a) the percentage of the Cash Portion of the Directors' Fees to be deferred,

                  (b) an election as to whether the amount so deferred shall be invested in units of phantom stock as provided in Section 6 hereof or shall bear interest as provided in Section 7 hereof,

                  (c) an election to receive payment of the deferred fee either as a lump sum or in annual installments (not to exceed ten), and

                  (d) the date of the lump-sum payment or the first installment payment (which may be January 15 of the year following the year in which continuous service as a director terminates or January 15 of a stated year preceding the Participant's 71st birthday).

         6.       Purchase and Valuation of Phantom Stock; Phantom Stock Account

                  A Phantom Stock Account will be maintained for each director electing to invest in the Company's Common Stock. During each fiscal quarter a participating director's election remains in effect, the number of units of phantom stock to be credited to the participating director's Phantom Stock Account will be equal to the result obtained by dividing the Quarterly Deferral Amount by the average of the high and low price on the New York Stock Exchange on the last trading days of July, October, January and April. Until distribution as provided herein, the director's Phantom Stock Account will be credited with additional units of phantom stock representing dividends declared on the Company's Common Stock based on the average of the high and low price of the Company's Common Stock on the New York Stock Exchange the date such dividend is paid.

                  The Phantom Stock Account will be merely a bookkeeping entry on the Company's books so that no trust or escrow arrangement will be used and the participating director will remain a general, unsecured creditor with respect to his or her account. As promptly as practicable following the close of each calendar year, a statement will be sent to each Participant reflecting the balance in the Phantom Stock Account as of the end of such year.

         7.       Deferred Fee Account

                  A Deferred Fee Account shall be maintained for each Participant electing to receive interest on his or her Deferred Fee. Cash and interest thereon shall be credited to a Participant's Deferred Fee Account as set forth in the following paragraph.

                  Until payment of the Deferred Fees is made to the Participant in accordance with Section 8, all amounts credited to a Participant's Deferred Fee Account shall accrue interest at a rate equal to the twenty-year U.S. Government Bond rate in effect on the 15th day of January, April, July and October of each year. Interest shall be compounded monthly. As promptly as practicable following the close of each calendar year, a statement will be sent to each Participant reflecting the balance in the Deferred Fee Account as of the end of such year.

         8.       Payment of Deferred Fees

                  Each Participant shall be entitled to receive a cash payment equal in amount to the Deferred Fees credited to such Participant's Deferred Fee Account (less taxes, if any, required to be withheld by the Federal or any state or local government and paid over to such government for the Participant) in accordance with such Participant's election(s) with respect to date and manner of payment.

                  Upon the expiration of the deferral period, each Participant shall be entitled to receive shares of Common Stock equal in amount to the number of units of Phantom Stock credited to the director's Phantom Stock Account. The Company shall withhold the number of shares of Common Stock equal in amount when liquidated to the taxes, if any, required to be withheld by the Federal or any state or local government and paid over to such government for the Participant.

                  If an election is made to receive payment in annual installments, the amount of the first payment shall be a fraction of the balance in either the Phantom Stock Account or Deferred Fee Account as the case may be, as of the day preceding such payment, the numerator of which shall be one and the denominator of which shall be the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance remaining in the Participant's Phantom Stock Account or Deferred Fee Account as of the day preceding each subsequent payment, the numerator of which shall be one and the denominator of which shall be the total number of installments elected minus the number of installments previously paid. No withdrawal may be made from a Participant's Phantom Stock Account or Deferred Fee Account except as provided in this
                  Section 8.

                  Any fractional units of Phantom Stock shall be paid in cash.

                  In the event of a Participant's death, the Participant's designated beneficiary shall continue to receive payment according to the Participant's election(s). In the absence of a designated beneficiary, the balance credited to the Participant's Phantom Stock Account or Deferred Fee Account shall be determined as of the date of death, and an amount equal to such balance shall be paid in a single payment to the Participant's executor or administrator as soon as reasonably possible thereafter.

                  A Participant who has elected installment payments and who is eligible to receive such payments, or a Participant's beneficiary, may apply to the Administrator of the Plan for acceleration of the payments based on hardship and demonstrated need. The Board of Directors of the Company or a designated Committee thereof shall consider the merits of each such application and determine if the facts warrant permitting such an acceleration. Any such determination of the Board or Committee shall be final and binding on both parties.

         9.       Change of Control

                  Notwithstanding any other provision of the Plan or of Election Forms executed by Participants hereunder, the full unpaid balance credited to the Participant's Phantom Stock or Deferred Fee Account shall be paid in a single payment to the Participant or the Participant's beneficiary or estate, as applicable, as promptly as practicable following the occurrence of both (a) a change in control of GATX Corporation (as defined below) and (b) the Participant's termination of services on the Board of Directors of GATX Corporation.

                  For purposes of this Deferred Fee Plan, the term "change in control" shall mean the occurrence of any of the following events:

                  (a)             Receipt by GATX Corporation of a Schedule 13D
                           report confirming that person (other than (i) a fiduciary of securities under an employee benefit plan, (ii) a corporation directly or indirectly owned by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (iii) a corporation in which the executive has a substantial interest) owns beneficially 20 percent or more of the stock of GATX Corporation;

                  (b)      Any offer by a person, other than those noted in
                           (a)(i)-(iii) above, where the offeror owns 20% or more the Company's stock or three business days before the offer terminates could beneficially own 50% or more of the Company's Common Stock;

                  (c) Shareholder approval of any merger in which the Company's voting stock does not represent 70% of the surviving corporation's voting stock or at least 50% of the Company's directors are not directors of the surviving corporation; and

                  (d) A change in the majority of the Board of Directors of the Company such that for any period of two consecutive years new board members are not elected or nominated by at least a two-thirds vote of directors who were either directors at the beginning of the period or whose election or nomination for election was so approved.

         10.      Participant's Rights Unsecured

                  No fund is to be created to meet payment obligations under this Plan, and the right of a Participant to receive any unpaid portion of any amounts credited to the Participant's Phantom Stock or Deferred Fee Account shall be an unsecured claim against the general assets of the Company.

         11.      Non-assignability

                  The right of a Participant to receive any unpaid portion of any amounts credited to his or her Phantom Stock or Deferred Fee Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation, except that a Participant may designate, on forms provided by the Company, a beneficiary to receive unpaid installments in the event of such Participant's death.

         12.      Administration

                  The administrator of this Plan shall be the Vice President of Compensation and Benefits of the Company, who shall have authority to adopt rules and regulations for carrying out the Plan and to interpret and implement the provision hereof.

         13.      Amendment and Termination

                  This Plan may at any time be amended, modified or terminated by the Board. No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's rights with respect to amounts credited to the Participant's Account.

         14.      Effective Date

                  The Plan, as amended, will become effective on the day, month and year first above written, and will continue in effect until terminated by the Board.

                                           GATX Corporation


                                           By:
                                               --------------------------------
                                               Vice President - Human Resources